Exhibit 4.2

SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 31, 2015, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Issuer”), each of the parties identified as a New Subsidiary Guarantor on the signature pages hereto (each, a “New Subsidiary Guarantor” and collectively, the “New Subsidiary Guarantors”) and REGIONS BANK, as Trustee under the Indenture (the “Trustee”).

W I T N E S S E T H:

WHEREAS, each of the Issuer, the Guarantors and the Trustee have heretofore executed and delivered an Indenture as amended, supplemented, waived or otherwise modified (the “Indenture”), dated as of July 18, 2012, providing for the issuance of the 7.125% Senior Notes due 2020 (the “Securities”);

WHEREAS, each of the undersigned New Subsidiary Guarantors has deemed it advisable and in its best interest to execute and deliver this Supplemental Indenture, and to become a New Subsidiary Guarantor under the Indenture; and

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee, the Issuer and the New Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guaranties. Each New Subsidiary Guarantor hereby agrees to guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture as a Subsidiary Guarantor.

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, shall inure to the benefit of the Trustee and every Holder of Securities heretofore or hereafter authenticated and the Issuer, the Trustee and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of this 31st day of March 2015.

CHS/Community Health Systems, Inc., a Delaware corporation

By:	/s/ James W. Doucette
James W. Doucette
Senior Vice President and Treasurer

Blackwell HMA, LLC, an Oklahoma limited liability company

By:	/s/ James W. Doucette
James W. Doucette
Senior Vice President and Treasurer

Clinton HMA, LLC, an Oklahoma limited liability company

By:	/s/ James W. Doucette
James W. Doucette
Senior Vice President and Treasurer

Marshall County HMA, LLC, an Oklahoma limited liability company

By:	/s/ James W. Doucette
James W. Doucette
Senior Vice President and Treasurer

Mayes County HMA, LLC, an Oklahoma limited liability company

By:	/s/ James W. Doucette
James W. Doucette
Senior Vice President and Treasurer

Seminole HMA, LLC, an Oklahoma limited liability company

By:	/s/ James W. Doucette
James W. Doucette
Senior Vice President and Treasurer

Regions Bank, as Trustee

By:	/s/ Paul Williams
Paul Williams
Vice President

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